Exhibit 3.97

[SEAL]	Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	FILED In the Office of the Secretary of State of Texas MAY 9 2000 Corporations Section

CERTIFICATE OF LIMITED PARTNERSHIP

1.	The name of the limited partnership is	Kimball West Frisco Limited Partnership

2.	The street address of its proposed registered office in Texas is (a P.O. Box is not sufficient)
8584 Katy Freeway, Suite Suite 200
Houston, TX 77024
and the name of its proposed registered agent in Texas at such address is
Rebecca Freitag
3.	The address of the principal office in the United States where records of the partnership are to be kept or made available is
8584 Katy Freeway, Suite 200, Houston, TX 77024
4.	The name, the mailing address, and the street address of the business or residence of each general partner is as follows:

NAME	MAILING ADDRESS (include city, state, zip code)	STREET ADDRESS (include city, state, zip code)
Kimball Hill Texas	8584 Katy Freeway, Suite 200	(same)
Development, L.C.	Houston, TX 77024

Date Signed:	May 8, 2000	Kimball Hill Texas Development, L.C.,
a Texas limited liability company as
General Partner

BY:		/s/ James A. Moehling
James A. Moehling, Attorney and Agent

Reports Unit P.O. Box 12028 Austin, Texas 78711-2028	[SEAL]	Roger Williams Secretary of State
	Office of the Secretary of State	October 7, 2005

Rebecca Freitag
KIMBALL WEST FRISCO LIMITED PARTNERSHIP
8584 KATY FREEWAY, STE. 200
Houston, TX 77024

Periodic Report – First Notification Letter

Re: KIMBALL WEST FRISCO LIMITED PARTNERSHIP
Filing Number: 13451310

Dear Registered Agent:

Article 6132a, Section 13.05 of the Texas Revised Limited Partnership Act, requires a limited partnership to file a periodic report with the Secretary of State not more than once every four years. You are hereby notified that the above referenced limited partnership is required to file the periodic report at this time. This periodic report should be completed and submitted to the Secretary of State for filing within thirty (30) days of this notice. Failure to file the periodic report when due will result, after notice, in the forfeiture of the limited partnership’s right to transact business in the state of Texas and could ultimately result, after notice, in the cancellation of the certificate of a domestic limited partnership or the registration of a foreign limited partnership.

One copy of the required periodic report is enclosed, along with instructions for completing the report. Make any necessary changes to the preprinted information by typing or printing the new information in the area provided. Submit the periodic report, along with the required filing fee that is shown on the attached report, to the mailing address on the report form. Please make a copy of this report prior to mailing and retain for the limited partnership’s records.

For your convenience, forms promulgated by the Secretary of State are available on the agency web site at: http://www.sos.state.tx.us/corp/forms.shtml.

If you have any questions, please contact the Reports Unit at 512-475-2705.

Sincerely,
Reports Unit
Business and Public Filings Division

Enclosure

Phone: 512-475-2705	Come visit us on the Internet @ http://www.sos state.tx.us/ Fax: 512-463-1425	Dial: 7-1-1 for Relay Services

Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697 (Form 401)	Filed in the Office of the Secretary of State of Texas Filing #: 13451310 10/14/2005 Document #: 106005320003 Image Generated Electronically for Web Filing

CHANGE OF REGISTERED AGENT/REGISTERED OFFICE

1.                         The name of the entity is:

KIMBALL WEST FRISCO LIMITED PARTNERSHIP

The file number issued to the entity by the Secretary of State is 13451310.

2.                          The entity is: (Check one)

☐

A business corporation, professional corporation, or professional association, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, as provided by the Texas Business Corporation Act.

☐

A non-profit corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, or through its members in whom management of the corporation is vested pursuant to article 2.14C, as provided by the Texas Non-Profit Corporation Act.

☐	A limited liability company, which has authorized the changes indicated below through its members or managers, as provided by the Texas Limited Liability Company Act.
☒	A limited partnership, which has authorized the changes indicated below through its partners, as provided by the Texas Revised Limited Partnership Act.
☐	A foreign limited liability partnership, which has authorized the changes indicated below, as provided by the Texas Revised Partnership Act.
☐	An out-of-state financial institution, which has authorized the changes indicated below in the manner provided under the laws governing its formation.

3.                          The registered office address as PRESENTLY shown in the records of the Texas Secretary of State is:

8584 KATY FREEWAY, STE. 200, Houston, TX, USA 77024

4.	☒	A. The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.)
350 North St. Paul Street, Dallas, TX, USA 75201

OR

☐	B. The registered office address will not change.

5.                          The name of the registered agent as PRESENTLY shown in the records of the Texas Secretary of State is: Rebecca Freitag.

6.	☒	A. The name of the NEW registered agent is: CT Corporation System.

OR

☐	B. The registered agent will not change.

7.                          Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

8.	☒ A. This document will become effective when the document is filed by the Secretary of State.

☐ B. This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the Secretary of State. The delayed effective date is:

By:	/s/ David K. Hill
(A person authorized to sign on behalf of the entity)

FILING OFFICE COPY

FILED In the Office of the Secretary of State of Texas OCT 24 2005 Corporations Section

Reports Unit P O Box 12028 Austin, Texas 78711-2028	[SEAL]	Roger Williams Secretary of State

Office of the Secretary of State
PERIODIC REPORT - LIMITED PARTNERSHIP

Filing Number 13451310	Page 1 of 1

Filing Fee $50.00

1                             The limited partnership name is
KIMBALL WEST FRISCO LIMITED PARTNERSHIP

2                             It is organized under the laws of (set forth state or foreign country)
Texas

3                             The name of the registered agent is

Rebecca Freitag

(Make changes here)

CT CORPORATION SYSTEM

4                             The registered office address, which is identical to the business office address of the registered agent in Texas, is

8584 KATY FREEWAY, STE. 200
Houston, TX 77024

(Make changes here-use street or building address, see Instructions)

350 NORTH ST. PAUL STREET
DALLAS TX 75201

5                             The address of the principal office in the United States where the records are to be kept or made available under Article 6132a, Section 1 07 of the Texas Revised Limited Partnership Act is

8584 KATY FREEWAY, STE. 200
Houston, TX 77024

(Make changes here)

6                             The names and addresses of all general partners of the limited partnership are
     (If additional space is needed, include the information as an attachment to this form)

Name	Address	City/ State/Zip
KIMBALL HILL TEXAS	8584 KATY FREEWAY, STE 200	Houston, TX 77024

Execution:

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudlent instrument

Date:	10/20/05	/s/ Bradley R. Grining
Signed on behalf of the limited partnership

Kimball Hill Homes Dallas, LP
By (general partner)

Come visit us on the Internet @ http://www.sos.state.tx.us/
Phone 512-475-2705	Fax 512-463-1425	Dial 7-1-1 for Relay Services

FILED In the Office of the Secretary of State of Texas OCT 31 2005 Corporations Section

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP

Pursuant to the provisions of Section 2.02 of the Texas Revised Limited Partnership Act, the undersigned limited partnership desires to amend its certificate of limited partnership and for that purpose submits the following certificate of amendment.

1.	The name of the limited partnership is	Kimball West Frisco Limited Partnership.

2.	The certificate of limited partnership is amended as follows:

	The name and address of the new General Partner is:	Kimball Hill Homes Dallas, L.P., 5999 New Wilke Road, Suite 504,
Rolling Meadows, Illinois 60008

Dated: October 18, 2005

Kimball West Frisco Limited Partnership
(Name of the Limited Partnership)

Kimball Hill Homes Dallas, L.P., Its General Partner

By:	/s/ Hal H. Barber
Hal H. Barber, Vice President